Exhibit 23



                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated
March 19, 1999, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in the Annual Report (Form 10-K) for the year ended December 31,
1998, in the following registration statements and related prospectuses.

  Phillips Petroleum Company        Form S-3   File No. 033-51559

  Phillips Petroleum Company        Form S-3   File No. 033-54987

  Phillips Petroleum Company        Form S-3   File No. 333-01209

  Phillips Petroleum Company        Form S-3   File No. 333-53519

  Thrift Plan of Phillips
    Petroleum Company               Form S-8   File No. 033-50134

  Long-Term Stock Savings Plan of
    Phillips Petroleum Company      Form S-8   File No. 333-67073

  Retirement Savings Plan of
    Phillips Petroleum Company      Form S-8   File No. 033-28669

  Omnibus Securities Plan of
    Phillips Petroleum Company      Form S-8   File No. 333-31355

  Phillips Petroleum Company
    Stock Plan for Non-Employee
    Directors                       Form S-8   File No. 333-67059

  Phillips Petroleum Overseas
    Stock Savings Plan              Form S-8   File No. 333-65769

  Employee Share Allocation Scheme
    of Phillips Petroleum Company
    United Kingdom Limited          Form S-8   File No. 333-65771



                                            /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

Tulsa, Oklahoma
March 19, 1999


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